Exhibit 99.2

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 6/30/2006	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE		ALLOCATED NET SALE PROCEEDS
880 Holcomb Bridge Road	SOLD	50%	1/31/90	$6,689,802	7/1/04	$7,109,800		$3,473,625
BellSouth	SOLD	33%	4/25/95	$9,000,000	5/15/2006	$13,377,600		$4,290,237
CH2M Hill	SOLD	37%	1/1/96	$5,114,233	12/7/05	$8,200,000		$2,907,154
Cherokee Commons	SOLD	11%	6/9/87	$8,907,596	10/1/01	$8,660,000		$886,212
Hannover Center	SOLD	37%	4/1/96	$1,602,312	4/29/04	$1,725,427		$624,067
Marathon	SOLD	42%	9/16/94	$8,279,421	12/29/04	$10,250,000		$4,140,689
Stockbridge Village I Expansion	SOLD	55%	6/7/95	$2,933,246	4/29/04	$4,161,325		$2,267,781
Stockbridge Village III	SOLD	55%	4/7/94	$2,926,832	4/29/04	$2,943,376		$1,606,248
Tanglewood Commons	SOLD**	33%	5/31/95	$8,700,001	10/7/02 & 4/21/05***	$12,110,620	***	$3,944,899	***
WEIGHTED AVERAGE	N/A

*	The Acquisition Price does not include the upfront sales charge.
**	Fund VII retains an ownership interest in two land outparcels.
***	This asset was sold in two transactions. The Disposition Price and Allocated Net Sale Proceeds reflect the combination of the two sales.

FUND FEATURES

OFFERING DATES	April 1994 – January 1995

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	69% to 31%

AMOUNT RAISED	$24,180,174

Please note that the figures and dates in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

The financial information presented is preliminary and subject to change, pending the filing of the Partnership’s Form 10-Q for the period ended June 30, 2006.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund VII is in the disposition-and-liquidation phase of its life cycle. We are moving toward closing the Fund now that the last remaining office property, BellSouth in Jacksonville, Florida, sold on May 15, 2006. The only remaining real estate assets in the Fund are the two land outparcels at Tanglewood in Clemmons, North Carolina, which are currently under contract for sale. While there is no guarantee that this transaction will occur, we are hopeful that we can complete the disposition of these outparcels within a few months. This sale would then mark the conclusion of this investment program, originally launched in 1994, bringing it full cycle.

Over the course of the remainder of the year, we anticipate concluding all of the Fund’s activities and liquidating the partnership, provided the sale of the Tanglewood outparcels is completed. We have announced the next distribution of net sale proceeds, scheduled for the fourth quarter 2006, totaling $4,650,000 from the sales of the CH2M Hill and BellSouth properties. The remainder of these net sale proceeds and operating cash are being reserved (see “Estimated Annualized Yield” table) to fund the remaining expenses and obligations of the partnership associated with its final dissolution. These expenses include, but are not limited to, legal fees, audit and tax fees, printing and postage costs, potential liabilities under the final purchase and sale agreement, and other administrative expenses. A final liquidating distribution of any unused reserves will be made to limited partners in December 2006.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Continued on reverse

Property Summary

•	The 880 Holcomb Bridge Road property was sold on July 1, 2004, and $3,473,625 in net sale proceeds was allocated to Fund VII. These proceeds were distributed to the limited partners in May 2005.

•	The BellSouth building in Jacksonville, Florida, was sold on May 15, 2006, and net sale proceeds of $4,290,237 were allocated to the Fund. The fourth quarter 2006 distribution will include approximately $3,874,693 of these proceeds, with the remainder being reserved to fund the dissolution costs associated with closing the program.

•	The CH2M Hill property was sold in December 2005, and net sale proceeds of $2,907,154 were allocated to the Fund. Of these proceeds, $2,131,847 was distributed to the limited partners in May 2006. The remaining proceeds are scheduled to be distributed in the fourth quarter 2006.

•	The Cherokee Commons property was sold in 2001, and $886,212 of the net sale proceeds was allocated to the Fund. The General Partners have used $151,212 to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. The remaining net sale proceeds of $735,001 were distributed to the limited partners in January 2004.

•	The Marathon property was sold in December 2004, following the restabilization of the asset with two long-term leases. Of the net sale proceeds, $4,140,689 was allocated to the Fund, and $3,442,287 was distributed to the limited partners in May 2005. The remaining proceeds were included in the November 2005 distribution.

•	The Stockbridge Village III, Stockbridge Village I Expansion, and Hannover Center properties were sold on April 29, 2004, and net sale proceeds of $1,606,248, $2,267,781, and $624,067, respectively, have been allocated to the Fund from these sales. Of these proceeds, $4,164,009 was distributed to the limited partners in November 2004, and the remaining proceeds of $334,087 were distributed in May 2005.

•	The Tanglewood Commons shopping center was sold on April 21, 2005, and the Fund had previously sold a land outparcel in 2002. The total net sale proceeds allocated to Fund VII were $3,944,899. We have used $126,160 of these proceeds to fund the Partnership’s pro-rata share of operating expenses and re-leasing costs at the Marathon property. A total of $48,989 of these proceeds was distributed to the limited partners in November 2004. The November 2005 distribution included $3,501,597 of the proceeds, and the remaining $268,153 was included in the May 2006 distribution. The Fund retains an ownership interest in two remaining outparcels, which are currently under contract for sale.

CUMULATIVE PERFORMANCE SUMMARY(1)

	Par Value	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses(2)	Cumulative Net Sale Proceeds Distributed	Estimated Unit Value as of 12/31/05(3)
PER “A” UNIT	$10	$7.21	N/A	$6.47	$2.21
PER “B” UNIT	$10	$0.00	$-2.77	$13.76	$2.21

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B Unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2005 Form 10-K for this partnership. The 12/31/05 unit values have been adjusted for the May NSP distributions, which total approximately $0.99 per Class A Unit and $0.99 per Class B Unit.

ESTIMATED ANNUALIZED YIELD *

	Q1	Q2	Q3	Q4	AVG YTD
2006	Reserved	Reserved	—	—	—
2005	Reserved	Reserved	Reserved	Reserved	0.00%
2004	3.00%	3.00%	3.00%	Reserved	2.25%
2003	7.00%	7.00%	7.00%	7.00%	7.00%
2002	8.25%	8.25%	8.25%	7.50%	8.06%
2001	9.00%	8.75%	9.00%	9.00%	8.94%
2000	9.25%	9.50%	9.25%	8.87%	9.22%
1999	8.25%	8.22%	8.77%	9.00%	8.56%
1998	8.26%	8.36%	8.17%	7.90%	8.17%
1997	7.51%	7.81%	8.02%	8.20%	7.89%
1996	4.28%	4.36%	4.96%	6.51%	5.03%
1995	6.14%	5.69%	5.38%	4.49%	5.43%
1994	N/A	0.00%	2.23%	4.25%	2.79%

TAX PASSIVE LOSSES — CLASS “B” PARTNERS

2005	2004	2003	2002	2001	2000
-48.01%**	-79.70%**	10.90%	12.71%	14.79%	17.63%

*	The calculation is reflective of the $10 offering price, adjusted for NSP paid-to-date to Class “A” unit holders.
**	Negative percentage due to income allocation.

For a more detailed quarterly financial report, please refer to

Fund VII’s most recent 10-Q filing, which can be found

on the Wells Web site at www.wellsref.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010